UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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BioTime, Inc.
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(1)
On January 7, 2013, BioTime, Inc. (“BioTime”) issued a press release regarding its entry of a definitive Asset Contribution Agreement with Geron Corporation (“Geron”),  and BioTime’s recently formed subsidiary, BioTime Acquisition Corporation (“BAC”), concerning the acquisition by BAC of Geron’s stem cell programs and the asset contributions of BioTime (the “Press Release”).

(2)
On January 7, 2013, BioTime made available on its website, www.biotimeinc.com, certain additional information, in the form of “Frequently Asked Questions,” regarding the transactions contemplated by the Asset Contribution Agreement (the “BioTime Inc., BioTime Acquisition Corporation and Geron Corporation Asset Contribution Agreement Frequently Asked Questions”).

The following documents are the Press Release and the BioTime Inc., BioTime Acquisition Corporation and Geron Corporation Asset Contribution Agreement Frequently Asked Questions.

Press Release

BioTime Signs Definitive Agreement with Geron Regarding Stem Cell Assets
Investor Commits to $10 Million Financing

ALAMEDA, Calif., Jan. 7, 2013 - BioTime, Inc. (NYSE MKT:  BTX) and its recently formed subsidiary BioTime Acquisition Corporation (BAC) jointly announced today that they have entered into a definitive Asset Contribution Agreement with Geron Corporation (Nasdaq:  GERN) to acquire the intellectual property, including patents and patent applications, and other assets related to Geron’s human embryonic stem (hES) cell programs consistent with the financial terms outlined in the letter of intent announced on November 15, 2012.

Under the definitive agreement, Geron will contribute to BAC intellectual property, certain cell lines and other assets, including the Phase 1 clinical trial of hES cell-derived oligodendrocytes in patients with acute spinal cord injury, and Geron’s autologous cellular immunotherapy program.  BioTime will contribute to BAC $5 million in cash, 8,902,077 BioTime common shares to be held by BAC, five-year warrants to purchase 8,000,000 common shares of BioTime at a price of $5.00 per share (“BioTime Warrants”), rights to use certain clinical grade hES cell lines, a sublicense to use certain patents for stem cell differentiation technology, and minority stakes in two of BioTime’s subsidiaries, OrthoCyte Corporation and Cell Cure Neurosciences Ltd.  BAC will also pay to Geron royalties on the sale of products that are commercialized, if any, in reliance upon Geron patents contributed or licensed to BAC.  A private investor has also agreed to provide an equity investment of $5 million in BAC and a $5 million equity investment in BioTime in conjunction with the transaction.

Geron pioneered the field of regenerative medicine in the mid-1990s by organizing the first effort to isolate human embryonic stem (hES) cells. hES cells are early-stage stem cells that are capable of becoming all of the cell types in the human body, and therefore are widely recognized as a means of manufacturing cells that are potentially useful in regenerating tissue function for a wide array of degenerative diseases. Currently, Geron’s hESC patent portfolio includes over 400 patents and patent applications that will be transferred or sublicensed to BAC.  Geron obtained the first approval from the Food and Drug Administration for human clinical trials of a product manufactured from hES cells.

Geron’s former hES cell programs included oligodendrocyte progenitor cells for central nervous system disorders, cardiomyocytes for heart disease, pancreatic islet cells for diabetes, dendritic cells as an immunotherapy vehicle, and chondrocytes for cartilage repair.  BAC may pursue the development of therapeutic products from some or all of these cell types, depending upon a number of factors, including the expected cost of development, sufficiency of financing, the state of development of the technology acquired, regulatory considerations, anticipated market size, and competition from other companies in the applicable fields.  BAC may also seek to develop other therapeutic products, taking into account the same or other applicable considerations.

“Our consistent goal at BioTime has been to consolidate the pluripotent stem cell technology platform,” stated Michael West, Ph.D., Chief Executive Officer of BioTime, Inc. “With this contribution of assets, the combined intellectual property estate in the BioTime family of companies will be among the strongest in the field of Regenerative Medicine; establishing our leadership in the industry and advancing product development.”

“We are excited about our approach toward consolidating the most important technologies in Regenerative Medicine,” said Thomas Okarma, M.D., Ph.D., president and CEO of BAC. “Regenerative Medicine holds great promise for patients and now, with our significant collection of world class stem cell technologies, IP, and experienced management, we are positioned to help realize that promise.”

Closing of the transactions under the definitive agreement is subject to certain negotiated closing conditions, including the registration of the BAC Series A common stock, the BioTime common shares contributed to BAC, and the BioTime Warrants under the Securities Act of 1933, as amended, and certain approvals by BioTime shareholders.  The transaction is expected to close no later than September 30, 2013.

Upon closing of the transaction, Geron will receive BAC Series A common stock, and BioTime and the private investor will receive BAC Series B common stock in the transaction.  The Series A and Series B common stock will be identical, except that BAC will be entitled to make certain distributions or pay dividends on its Series A common stock without making a distribution or paying a dividend on its Series B common stock.

Following the closing of the transaction, Geron will distribute on a pro rata basis to its stockholders the shares of BAC Series A common stock received in the transaction.  Following that distribution by Geron, BAC will distribute on a pro rata basis to the holders of those shares the BioTime Warrants.  The Series B common stock will be convertible into Series A common stock following the distribution of the BioTime Warrants.

Following these distributions, BioTime will own approximately 71.6%, Geron stockholders will own approximately 21.4%, and the private investor will own approximately 7.0%, of the outstanding BAC common stock.  BioTime and the private investor will also receive warrants to purchase additional shares of BAC Series B common stock that would enable them to increase their collective ownership in BAC by approximately 2.2%, which would reduce the Geron stockholders’ ownership in BAC to approximately 19.2%.

BAC plans to seek to list its Series A common stock, and BioTime intends to seek to list the BioTime Warrants, on a national securities exchange.

In anticipation of use by BAC, BioTime is entering into a three-year lease of an office and research facility in Menlo Park, Calif.

In a separate and related transaction, BioTime and BAC have each entered into Stock and Warrant Purchase Agreements with a private investor to provide each company with $5 million in equity financing.  Under the terms of the BioTime agreement, the investor will invest $5 million in BioTime by purchasing an aggregate of 1,350,000 BioTime common shares at a purchase price of approximately $3.70 per share and warrants to purchase 650,000 additional BioTime common shares with an exercise price of $5.00 per share and a three year term.  The shares and warrants will be sold to the investor in two tranches.  In the first tranche, the investor will purchase 540,000 BioTime common shares and warrants to purchase approximately 260,000 BioTime common shares for $2 million subject to the conditions of the Stock and Warrant Purchase Agreement.  The second BioTime investment tranche of $3 million will be funded in conjunction with the closing of the stem cell asset transaction with Geron.  Closing of the second tranche of the share and warrant purchase is subject to certain additional conditions; these conditions include the closing of the stem cell asset transaction.  This $5 million investment will be used to fund BioTime’s $5 million cash contribution to BAC.

Under the terms of its Stock Purchase Agreement with BAC, the investor will contribute $5 million in cash to BAC in exchange for 2,136,000 shares of BAC Series B common stock that, upon issuance, will represent approximately 7% of the BAC common stock outstanding at the closing, plus warrants to purchase approximately 350,000 additional shares of BAC Series B common stock at an exercise price of $5.00 per share, with a three year term.  Closing of the financing in BAC will occur in conjunction with the closing of the stem cell asset transaction with Geron, and is subject to certain conditions, including the closing of the stem cell asset transaction.

Kaye Scholer LLP and Thompson, Welch, Soroko & Gilbert LLP are acting as legal counsel to BioTime in connection with the transaction.

Additional Information and Where to Find It

All parties desiring details regarding the transaction are urged to review the definitive agreement when it is available on the Securities and Exchange Commission’s (the “SEC’s”) website at www.sec.gov. In connection with the proposed transaction, BioTime will file with the SEC a proxy statement, and plans to file with the SEC other documents regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at www.sec.gov.  Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502 or pgarcia@biotimemail.com.  BioTime and Geron and certain of their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of BioTime in favor of the share issuance and other proposals in connection with the proposed transaction. Information regarding BioTime’s directors and executive officers is contained in BioTime’s definitive proxy statement filed with the SEC on April 30, 2012.  Information about Geron’s directors and executive officers is set forth in Geron’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2012.  The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge with the SEC are available free of charge at the SEC’s website at www.sec.gov, and from Geron by contacting Investor Relations by mail at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, Attn: Investor Relations Department, or by going to Geron’s Investor Relations page on its corporate website at www.geron.com.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC (when available).

This communication is for informational purposes only and does not constitute an offer to sell any BAC common stock or warrants or any BioTime common shares or warrants or a solicitation of any vote or approval, nor is it a substitute for a prospectus that may be included in a registration statement that may be filed by BAC or BioTime with the SEC under the Securities Act with respect to the proposed transaction, or a proxy statement that will be provided to BioTime shareholders.  BioTime and BAC are not offering to sell, or soliciting an offer to buy, any securities in any state where the offer or sale is not permitted.

About BioTime, Inc.

BioTime, headquartered in Alameda, Calif., is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc., markets GeneCards®, the leading human gene database, and has developed an integrated database suite to complement GeneCards® that includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap is also marketing BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc., and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

About BioTime Acquisition Corporation

BioTime Acquisition Corporation is a newly formed wholly owned subsidiary of BioTime, Inc., through which BioTime plans to pursue opportunities and acquire assets and businesses in the fields of stem cells and regenerative medicine.

BioTime Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Statements in this press release regarding BioTime or BAC’s plans, expectations or timing relating to BAC’s acquisition of the stem cell assets and related transactions are forward-looking statements and these statements involve risks and uncertainties, including, without limitation, the ability of the parties to close the transaction in a timely manner or at all, the possibility that conditions to closing of the proposed transaction, including the approval of BioTime’s shareholders, and the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, may not be satisfied, as well as risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and and other filings that BioTime or BAC may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime and BAC each disclaims any intent or obligation to update these forward-looking statements.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://phx.corporate-ir.net/phoenix.zhtml?c=83805&p=irol-alerts.

Contact:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com

Asset Contribution Agreement
Among BioTime, Inc., BioTime Acquisition Corporation and Geron Corporation

Frequently Asked Questions

1.	What are the terms of the stem cell divestiture to BioTime Acquisition Corporation?

On January 4, 2013, Geron Corporation (Geron), BioTime, Inc. (BioTime) and its wholly-owned subsidiary, BioTime Acquisition Corporation (BAC), entered into an Asset Contribution Agreement (“Agreement”) whereby each of Geron and BioTime will, upon the closing of the transaction, contribute assets to BAC in exchange for equity in BAC as follows:

Geron Contributes
●   Intellectual property and tangible assets related to human embryonic stem cell programs, which includes the derived cell types: oligodendrocyte progenitor cells, cardiomyocytes, pancreatic  islet cells, chondrocytes and dendritic cells.

●   The Phase 1 clinical trial in patients with acute spinal cord injury.

●   Intellectual property related to the autologous cellular immunotherapy program, including data from Phase 1/2 clinical trial of autologous immunotherapy in patients with acute myelogenous leukemia.

●   Interest in non-therapeutic applications of pluripotent stem cells, such as cellular assay products for use in drug development and toxicity screening.

Geron Receives
●   6,537,779 shares of BAC Series A Common Stock (to be distributed to Geron stockholders following the closing).

●   Royalties on the sale of products that are commercialized, if any, in reliance upon Geron patents acquired by BAC.

BioTime Contributes
●   $5 million in cash

●   8,902,077 shares of BioTime common stock (equivalent to $30 million based on the aggregate volume-weighted average per share closing price, rounded to two decimal points, of shares of BioTime Common Stock as listed on the NYSE MKT for the 20 consecutive trading days immediately preceding January 4, 2013)

●   Warrants to purchase 8 million shares of BioTime common stock at an exercise price of $5.00 per share with a term of five years (to be distributed by BAC to holders of its Series A Common Stock following the closing and the distribution of the BAC Series A Common Stock to the Geron stockholders) (the “BioTime Warrants”)

●   Rights to use certain human embryonic stem cell lines

● Minority equity interest in OrthoCyte Corporation, a BioTime subsidiary ● Minority equity interest in Cell Cure Neurosciences, Ltd., a BioTime subsidiary

BioTime Receives	● 21,773,340 shares of BAC Series B Common Stock ● Warrants to purchase 3,150,000 shares of BAC Series B Common Stock at an exercise price of $5.00 per share with a term of three years
BAC Assumes
●   Liabilities in connection with the assets contributed by Geron,  including the Phase 1 clinical trial in patients with acute spinal cord injury

●   Liabilities in connection with intellectual property for autologous cellular immunotherapy

The closing of the transaction is subject to certain approvals by BioTime’s shareholders, the effectiveness of certain registration statements to be filed by BioTime and BAC with the Securities and Exchange Commission (“SEC”) with respect to the securities to be distributed as contemplated by the Agreement, and other negotiated closing conditions.  The transaction is expected to close no later than September 30, 2013.

Following the closing, Geron will distribute the BAC Series A Common Stock to its stockholders on a pro rata basis (other than with respect to fractional shares and stockholders in certain to-be-determined excluded jurisdictions, which will instead receive cash for their pro rata portion of the shares of BAC Series A Common Stock, such stockholders were entitled to receive, following the sale of such shares pursuant to the provisions of the Agreement). Thereafter, BAC will distribute the BioTime Warrants to the holders of BAC Series A Common Stock on a pro rata basis.

2.	What action is required by Geron stockholders now?

No action is required from Geron stockholders to receive the BAC Series A Common Stock.

3.	When will Geron stockholders receive the BAC Series A Common Stock?

Following the closing of the transaction, Geron will distribute the BAC Series A Common Stock to its stockholders on a pro rata basis (other than with respect to fractional shares and stockholders in certain to-be-determined excluded jurisdictions, which will instead receive cash for their pro rata portion of the shares of BAC Series A Common Stock, such stockholders were entitled to receive, following the sale of such shares pursuant to the provisions of the Agreement). Thereafter, BAC will distribute the BioTime Warrants to the holders of BAC Series A Common Stock on a pro rata basis.

4.	Will Geron stockholders be able to sell the BAC Series A Common Stock once it is received by them?

Under the Agreement, BioTime and BAC will register with the SEC the equity securities being issued by them. In addition, BioTime and BAC intend to seek listing of the equity securities being issued by them on NYSE MKT or on Nasdaq.

5.	Will Geron stockholders be allowed to vote on this transaction? Are BioTime stockholders voting on this transaction?

The divestiture of the stem cell programs to BAC does not require a vote by Geron’s stockholders.

BioTime stockholders will be asked to approve the issuance of shares in connection with the various related transactions and an increase in authorized capital stock for BioTime.

6.	Will stockholders receive updates on the progress of the transaction?

Geron and BioTime both will file public reports with the SEC.  These filings can be found on www.sec.gov when available.

7.	Are there more details available about this transaction?

Geron and BioTime each intend to file a Form 8-K with the SEC that describes the material terms of the transaction. These documents will be available at www.sec.gov, and accessible through each of the Investor Relations pages of Geron’s corporate website (www.geron.com) and BioTime’s corporate website (www.biotimeinc.com).

8.	What is the current status of the Geron stem cell programs?

Since November 2011, Geron has discontinued further development of its stem cell programs.  Geron is continuing to follow all enrolled patients in the Phase 1 clinical trial for acute spinal cord injury, accruing data and updating the FDA and the medical community on their progress.

9.	What has been Geron’s process to divest the stem cell programs?

Since the announcement that Geron would be discontinuing further development of the stem cell programs, it has considered a number of alternatives with respect to such programs.

In October 2012, BioTime issued a public letter to Geron stockholders regarding Geron’s stem cell assets. In November 2012, Geron, BioTime and BAC entered into a non-binding letter of intent for a potential transaction through which Geron would contribute to BAC its intellectual property and other assets related to Geron's discontinued human embryonic stem cell programs.

On January 4, 2013, Geron, BioTime and BAC entered into an Agreement that specifies the terms of a transaction whereby each of Geron and BioTime contribute assets to BAC in exchange for equity in BAC. See answer to Question #1 above for more information about the Agreement.

Stifel Nicolaus Weisel acted as financial advisor and provided Geron’s Board of Directors with a fairness opinion regarding the transaction. Weil, Gotshal & Manges LLP has been acting as legal counsel to Geron in connection with the divestiture of Geron's stem cell assets.

Kaye Scholer LLP and Thompson, Welch, Soroko & Gilbert LLP are acting as legal counsel to BioTime in connection with the transaction.

Additional Information and Where to Find It

BioTime intends to file with the SEC a proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of BioTime and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by BioTime with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from BioTime by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502 or pgarcia@biotimemail.com.

Participants in the Solicitation

Geron and BioTime, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from BioTime’s stockholders in connection with the proposed transaction. Information about BioTime’s directors and executive officers is set forth in BioTime’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge at the SEC’s web site at www.sec.gov, and from BioTime by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502 or pgarcia@biotimemail.com, or by going to BioTime’s Investor Relations page on its corporate web site at www.biotime.com. Information about Geron’s directors and executive officers is set forth in Geron’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge at the SEC’s web site at www.sec.gov, and from Geron by contacting Investor Relations by mail at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, Attn: Investor Relations Department, or by going to Geron’s Investor Relations page on its corporate web site at www.geron.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that BioTime intends to file with the SEC.

This communication is for informational purposes only and does not constitute an offer to sell any BAC common stock or warrants or any BioTime common shares or warrants or a solicitation of any vote or approval, nor is it a substitute for a prospectus that may be included in a registration statement that may be filed by BAC or BioTime with the SEC under the Securities Act with respect to the proposed transaction, or a proxy statement that will be provided to BioTime shareholders.  BioTime and BAC are not offering to sell, or soliciting an offer to buy, any securities in any state where the offer or sale is not permitted.

Use of Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Statements in this Frequently Asked Questions document regarding BioTime or BAC’s plans, expectations or timing relating to BAC’s acquisition of the stem cell assets and related transactions are forward-looking statements and these statements involve risks and uncertainties, including, without limitation, the ability of the parties to close the transaction in a timely manner or at all, the possibility that conditions to closing of the proposed transaction, including the approval of BioTime’s shareholders, and the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, may not be satisfied, as well as risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime or BAC may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.    Except as required by law, BioTime and BAC each disclaims any intent or obligation to update these forward-looking statements.

Except for the historical information contained herein, this frequently asked questions document contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this frequently asked questions document regarding Geron’s plans or expectations for or of:  closing of a transaction entered into under the Asset Contribution Agreement regarding a divestiture of the Company’s stem cell assets, including without limitation: certain approvals by BioTime’s shareholders, the effectiveness of certain registration statements to be filed by BioTime and BAC with the SEC with respect to the securities to be distributed as contemplated by the Agreement, other negotiated closing conditions and closing no later than September 30, 2013, and statements related thereto, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation:  (i) the ability of the parties to close the proposed transaction by September 30, 2013, or at all; (ii) satisfaction of all the conditions precedent to closing the proposed transaction, including without limitation the ability of BioTime to secure approval of BioTime’s shareholders and the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, and the other negotiated closing conditions; (iii) the possibility of litigation (including related to the transaction itself); (iv) the ability of Geron to protect and maintain the assets to be contributed to BAC, including Geron's intellectual property rights and the continuation of in-licenses; (v) Geron's intellectual property licensors' refusal to transfer intellectual property rights from Geron to any third party; and (vi) other risks described in Geron’s and BioTime’s SEC filings. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron's periodic reports filed with the SEC under the heading "Risk Factors," including Geron's quarterly report on Form 10-Q for the quarter ended September 30, 2012. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.